Exhibit 10.21

Reseller Master Services Agreement

This RESELLER MASTER SERVICES AGREEMENT (this “Agreement”) is made and entered into as of the Effective Date by and between TeleSign and Channel Partner (each as defined below).

“TeleSign”	TeleSign Corporation, a California corporation
having its principal place of business at	13274 Fiji Way Suite 600, Marina del Rey, CA 90292
with notices to be delivered to:	Same as above, marked for the attention of the Legal Department
E-mail: legal@telesign.com
“Channel Partner”	Belgacom International Carrier Services sa/nv (Company Registration No. 0866.977.981)
having its principal place of business at	boulevard du Roi Albert II, 27, 1030 Brussels, Belgium
with notices to be delivered to:	Same as above:
E-mail: ***
Invoices to be submitted to:	Name: Email: ***
“Effective Date”	On the closing date of the Project Token transaction, such date to be confirmed by TeleSign to BICS in writing.
“Channel Partner Order”	The ordering document, and any replacements or amendments thereof, for Channel Partner’s purchase(s) of Services, as defined in a Channel Partner Order. The initial Channel Partner Order is attached hereto as Exhibit A and made a part of this Agreement by this reference.

1.	DEFINITIONS.

Unless the context requires otherwise, the following terms shall have the meaning set out in this section 1 when used in this Agreement or any Channel Partner Order:

“Acceptable Use Policy” or “AUP” means the Channel Partner’s and Users’ obligations regarding use of the Services and Licensed Data as set out in https://www.telesign.com/acceptable-use-policy, as may be updated by TeleSign from time to time at its discretion. Any references to Client or Client Data in the Acceptable Use Policy shall be deemed to be references to the Channel Partner and Channel Partner Data respectively.

“Additional Feature” means any product feature which is not defined within the description of the Services, but which is introduced or made available to Channel Partner by TeleSign (including but not limited to the *** features), regardless of whether TeleSign charges for such feature.

“Affiliate” means a company, person or entity that is owned or controlled by, that owns or controls or is under common ownership or control with a Party. Ownership shall mean direct or indirect ownership of more than 50% of the shares in a company or entity, and control shall mean any power to appoint persons to the board of directors of a company or entity.

“API” means ***.

“Applicable Law” means any statute, statutory instrument, regulation, order and other legislative provision, including any delegated or subordinate legislation, and any judgment of a relevant court of law or decision of a tribunal or competent authority, to the extent any of the foregoing applies to a Party’s performance of obligations under this Agreement in the relevant jurisdiction.

“Channel Partner Data” means any information transmitted by or on behalf of Channel Partner, a Channel Partner Affiliate, or a Customer during the execution of an electronic request to the Services.

“Channel Partner Portal” means a web portal maintained by TeleSign for all TeleSign’s customers where they can securely login using their credentials to access information regarding their TeleSign account such as their billing and recent account activity.

“Content” means personalized or specialized content or other information.

TeleSign Corporation – Confidential	Page 1 of 8

“Customer” means a customer or client of Channel Partner that uses Channel Partner’s services, of which the Services and/or Licensed Data form part.

”DPA” means the Data Processing Agreement executed by the Parties on ***, and the SCCs entered into on ***.

“Fees” means the fees and charges payable to TeleSign pursuant to this Agreement, as defined in the Agreement or each Channel Partner Order.

“Inappropriate Content” means any content which (a) is unsolicited, including without limitation, unauthorized “bulk” or “spam” messages; (b) contains or introduces “viruses”, “worms”, “Trojan Horses”, “e-mail bombs”, “cancel bots” or other similar computer programming routines; (c) is in any way unlawful; (d) infringes the intellectual property or privacy or other rights of any person, including without limitation the Intellectual Property Rights of TeleSign; or (e) executes, initiates or causes ”phishing” or social engineering activities.

“Initial Term” means ***.

“Intellectual Property Rights” means all trade secrets, patents and patent applications, trademarks, services marks, trade names, internet domain names, copyrights (including copyrights in computer software), moral rights, rights in knowhow and any renewals or extensions of the foregoing, and all other proprietary rights, and all other equivalent or similar rights which may subsist anywhere in the world, including any renewals or extensions thereof.

“Licensed Data” means the results returned to Channel Partner by or on behalf of TeleSign in response to the Channel Partner submitting Channel Partner Data as part of the Services.

“Party” means TeleSign or Channel Partner, as the case may be.

“Personal Information” means any information about an identified individual, or an individual whose identity may be inferred or determined from the information.

“Proprietary Marks” has the meaning given in section 2.4.

“Renewal Term” means any renewal term of any Channel Partner Order, as defined in that Channel Partner Order.

“SDK” means ***.

“Services” means the service specified in the Channel Partner Order. Any references to Client in the Services description shall be deemed to be references to the Channel Partner respectively.

“SLA” means ***. Any references to Client or Client Data in the SLA shall be deemed to be references to the Channel Partner and Channel Partner Data respectively. If the Order contains SLA terms agreed between the Parties, such SLA shall prevail on the one referred to above.

“SMS Content” means Channel Partner Content to be sent via SMS Services.

“Term” means the term of this Agreement or of any Channel Partner Order as the case may be, as defined in section 2.1 of the Agreement and in any Channel Partner Order.

“Territory” means the territory in which Channel Partner is entitled to resell the Services, as set out in a Channel Partner Order.

“Transaction” means ***.

“User” means any customer, client or other user of Channel Partner’s services in respect of whom Channel Partner Data is submitted (including any Customer and any customer, client or other user of any services of a Customer).

2.	SCOPE OF SERVICES & AGREEMENT

2.1	Scope of the Agreement. This Agreement, and more specifically its Exhibits 1 to 3, have been negotiated between TeleSign and Channel Partner in:

-       ***,

-       ***.

2.2	Term. Subject to the terms in Exhibit B, this Agreement will enter into force on *** (the “Term”). The Term of any Channel Partner Order shall be defined in such Channel Partner Order, and notwithstanding any other provision herein, this Agreement shall continue for the duration of any Channel Partner Order until such Channel Partner Order is terminated in accordance with the terms of this Agreement.

2.3	Services. Subject to the terms and conditions of this Agreement, in particular Exhibit B, and effective upon the Effective Date as set out in each Channel Partner Order, TeleSign shall make the Services available to the Channel Partner as set forth on such Channel Partner Order(s), during the Term of each such Channel Partner Order. Such Services will be provided via *** or via such other methods as agreed upon by the Parties.

2.4	Service Levels. The Services will materially comply with the Service definition set out in this Agreement and any associated documentation, and TeleSign shall provide the Services in compliance with the SLA, provided that the Services may be affected in the following circumstances:

(a)	TeleSign may temporarily suspend or discontinue the Services, with advance notice if practicable, at any time if TeleSign has reasonable cause to suspect that the Services are being used to transmit Inappropriate Content or to commit fraud, or if TeleSign reasonably believes such action is necessary to avoid an imminent material threat of harm to TeleSign, its Affiliates, clients, Users, or any third party.

(b)	TeleSign may, upon *** business days’ prior written notice, suspend provision of the Services if (i) any undisputed Fees are due and unpaid; or (ii) upon *** days’ if Channel Partner or any Users fail to comply with the Acceptable Use Policy.

(c)	TeleSign may immediately and without notice suspend the Services in whole or in part if TeleSign reasonably suspects the Channel Partner’s account is being used in breach of the SPAM Policy as set out in the Acceptable Use Policy.

TeleSign Corporation – Confidential	Page 2 of 8

2.5	Intellectual Property Rights. Except as specifically set forth herein, TeleSign retains all right, title, and interest, including all Intellectual Property Rights, relating to or embodied in the Services, including without limitation all technology, hardware, software, systems and copies of the foregoing relating to the Services, including without limitation any upgrades, updates, or modifications thereof or otherwise. Such Intellectual Property Rights are licensed, not sold, solely for use by Channel Partner under the terms of this Agreement. All graphics, logos, service marks, and trade names, including third party names, product names, and brand names relating to products or services of each Party (collectively and respectively, each Party’s “Proprietary Marks”) are the trademarks of such Party. Except as set out in this Agreement, neither Party may alter, add to or remove from the other Party’s products or services, any of the other Party’s Proprietary Marks, copyright notices or other proprietary rights markings, or use any of the other Party’s Proprietary Marks without the prior written permission of the other Party, which shall be at the exclusive discretion of the other Party.

2.6	Fees and Payment Terms. All payments by Channel Partner hereunder shall be made only in United States Dollars. TeleSign reserves the right to change the Fees and/or formulae by which the Fees are calculated by notifying Channel Partner at least *** days in advance of any such change(s) or as mutually agreed between the Parties.

2.7	Invoice Terms. TeleSign shall issue invoices on a monthly basis, promptly following the end of each month for the total amount of Fees due for Services during that month. The invoice is due and payable *** calendar days from invoice date. If Channel Partner has a reasonable basis to dispute any invoice, it may do so by notifying TeleSign of the dispute prior to the invoice due date. If Channel Partner disputes any invoice, the parties will reasonably negotiate to resolve the dispute. Channel Partner shall be deemed to be in default hereunder if payment of any undisputed Fees are not received by TeleSign within *** days of the invoice date.

2.8	Taxes. All Fees paid by Channel Partner under this Agreement are exclusive of any taxes levied by any duly constituted taxing authority, including but not limited to withholding taxes, any sales, gross receipts, value-added taxes, tax surcharges, direct or indirect government assessment fees (other than taxes on TeleSign’s income) and shall be made free and clear of any deduction such as commissions, clearing charges and payment charges imposed by intermediate banks (collectively “Taxes and Costs”). All such Taxes and Costs shall be borne by Channel Partner. For the avoidance of doubt, in the event any government or other authority or intermediary imposes any deduction or fee on TeleSign’s Fees, Channel Partner shall increase the amount of Fees payable to TeleSign in a manner such that TeleSign receives the full amount of Fees due as stated on the respective invoice.

2.9	Additional Features:

(a)	For the avoidance of doubt, any Additional Feature used by the Channel Partner is deemed to form part of the Services. Any insights or other information provided to Channel Partner by TeleSign as part of an Additional Feature shall be considered to be Licensed Data, as defined in this Agreement.

(b)	Channel Partner’s use of any Additional Feature and such Licensed Data is subject to all terms and conditions set out in this Agreement, including the Acceptable Use Policy.

(c)	Except to the extent expressly stated herein, TeleSign provides no warranty or commitment in relation to any Additional Feature, including but not limited to the accuracy, timeliness or quality of any Licensed Data provided as part of such feature.

(d)	TeleSign reserves the right at any time to immediately suspend or cease providing any Additional Feature without notice.

3.	USE OF SERVICES & DATA

3.1	Acceptable Use Policy. Channel Partner shall, and shall ensure that its employees, Agents, contractors, Affiliates and any Users, abide at all times with TeleSign’s Acceptable Use Policy. Channel Partner is solely responsible for payment of all charges and fees for requests submitted from Channel Partner’s TeleSign account used to access the Services, and any damages or other consequences that may result from any misuse of, or Inappropriate Content transmitted from, Channel Partner’s TeleSign account.

3.2	SMS Content. Some destination countries of the SMS Services have compliance restrictions, policies or applicable country SMS regulations related to the type of Content sent via a route or provider and while some countries require content whitelisting. As such, notwithstanding anything to the contrary in the Agreement, all proposed SMS Content must first be approved by TeleSign to ensure delivery in that country. Channel Partner agrees to provide the SMS Content necessary for review by TeleSign. In some cases, TeleSign may need to seek additional approvals from the respective provider/operator and/or regulatory authorities. Channel Partner will promptly provide and complete all necessary documentation for submission to such provider/operator. Only TeleSign approved SMS Content shall be allowed to be sent as part of SMS Services. Any proposed changes by Channel Partner to its previously approved user interface and SMS Content must be resubmitted for approval to TeleSign and if appropriate, from the respective provider/operator and/or regulatory authorities. In the event such proposed SMS Content shall incur any or additional costs not previously covered by the Fees, including but not limited to fees or charges charged by the provider/operator and/or regulatory authorities, Channel Partner shall agree to bear the same or reimburse TeleSign accordingly.

3.3	Phone Numbers. If it is required for the destination country of the Services or upon request by Channel Partner, TeleSign shall ***. Except as otherwise set out in this Agreement or a Channel Partner Order, Channel Partner may, at any time during a billing cycle (monthly, every 3 months or annually (as applicable)), provide TeleSign with prior written notice to terminate the use of the ***. Nevertheless, Channel Partner shall continue to be responsible for *** during that billing cycle.

3.4	Affiliates. Channel Partner’s Affiliates shall be entitled to use the Services, subject at all times to all terms and conditions set out in this Agreement, including all obligations, warranties, undertakings and indemnities of the Channel Partner. Such use by Channel Partner’s Affiliates shall be subject to the following terms and conditions:

TeleSign Corporation – Confidential	Page 3 of 8

(a)	TeleSign’s contractual relationship remains with Channel Partner, and TeleSign shall have no legal or other responsibility towards any Channel Partner Affiliate.

(b)	Channel Partner shall be fully liable and responsible for all acts and omissions of all Affiliates, including making payment for use of Services and all obligations, warranties, undertakings and indemnities of the Channel Partner that relate to Affiliate use of the Services as set out in this Agreement.

(c)	Channel Partner shall ensure that no Affiliate shall make any claim against TeleSign, and shall instead bring any claim against TeleSign for alleged breach of this Agreement directly in the name of the Channel Partner.

(d)	If any Channel Partner Affiliates wish to bring claims against TeleSign and/or TeleSign’s Affiliates in relation to the same or similar alleged breach, such claims must be raised solely by Channel Partner and heard as a single claim.

(e)	TeleSign may, on written notice to Channel Partner, determine that a specific Affiliate or Affiliates shall not be entitled to use the Services if such use would, in TeleSign’s reasonable opinion, be likely to result in material harm to TeleSign, the Services, or TeleSign’s other customers.

3.5	Resale of the Services. TeleSign appoints Channel Partner to act as a non-exclusive authorised reseller of the Services in the Territory, and Channel Partner hereby accepts such appointment, subject to the following terms and conditions:

(a)	In the resale of the Services, Channel Partner shall: (i) act dutifully and in good faith; (ii) not do anything to disparage, impede or jeopardise TeleSign’s goodwill or reputation or Services; (iii) not accept orders on TeleSign’s behalf, or bind or commit TeleSign in any other way; (iv) resell the Services in accordance with any brochure, guide, device, description or instructions relating to the Services published by or on behalf of TeleSign, or such reasonable operating guides or instructions as may be notified by TeleSign to Channel Partner from time to time; and (v) comply with all applicable Laws relating to anti-bribery and anti-corruption (the “Relevant Requirements”), and have and shall maintain in place throughout the term of this Agreement its own policies and procedures to ensure compliance with the Relevant Requirements, and will enforce them where appropriate.

(b)	TeleSign’s contractual relationship remains with Channel Partner, and TeleSign shall have no legal or other responsibility towards any Customer. Channel Partner shall be solely responsible for its terms of service with Customers, provided that in respect of the use of the Services and Licensed Data, Channel Partner shall impose equivalent terms on Customers as are imposed on Channel Partner herein (including all obligations, responsibilities, representations, warranties, restrictions, and limitations on liability), and Channel Partner shall procure that all Customers comply with such terms.

(c)	Channel Partner shall be fully liable and responsible for all acts and omissions of all Customers, including making payment for use of Services and all obligations, warranties, undertakings and indemnities of the Channel Partner that relate to Customer use of the Services as set out in this Agreement. To the extent that performance of any of Channel Partner’s obligations or responsibilities is dependent upon performance by a Customer (for example obtaining User consent), Channel Partner shall ensure that Customers perform so as to enable Channel Partner to comply with its obligations and responsibilities under this Agreement. Without limiting the foregoing, if any Customer fails to comply with any of the AUP, Channel Partner shall immediately cease reselling all Services to that Customer.

(d)	Channel Partner must pay TeleSign the Fees as and when they fall due, irrespective of whether Channel Partner receives payment for its services from any Customer. Channel Partner shall be solely responsible for setting appropriate Customer tariffs, and for the billing and collection of all monies due to it from its Customers.

(e)	TeleSign will not deal directly with Customers and TeleSign will not provide any customer support to Customers. Channel Partner must deal with all Customer queries. If TeleSign receives queries from Customers, TeleSign needs to inform Channel Partner to enable it to contact Customers directly .

(f)	Channel Partner shall ensure that no Customer shall make any claim against TeleSign, and shall instead bring any claim against TeleSign for alleged breach of this Agreement directly in the name of the Channel Partner. Channel Partner shall indemnify, defend and hold harmless TeleSign, its Affiliates, and their respective officers, directors, agents and employees against all liabilities, costs, expenses, damages and losses arising out of any claim made by any Customer arising from the performance or non-performance of the Services.

(g)	If Channel Partner wishes to bring any claims against TeleSign and/or TeleSign’s Affiliates in relation to the same or similar alleged breach affecting multiple Customers, such claims must be raised solely by Channel Partner and heard as a single claim.

(h)	Channel Partner does not have exclusivity in respect of any Customer or any area within the Territory. TeleSign is free to market and sell products and services in the Territory through any sales channel of TeleSign other than through Channel Partner, whether directly or indirectly via introducers, partners, resellers or other kind of representative or channel partner.

(i)	Channel Partner is not entitled to appoint third parties as resellers of the Services without TeleSign’s prior written consent, which TeleSign may withhold in its sole discretion.

(j)	Channel Partner shall, upon reasonable request from TeleSign, notify TeleSign of any anticipated material increase in volume of transactions in the following month, and shall give as much longer notice as is reasonably possible in the event of any anticipated significant increase in volume of transactions.

3.6	Marketing Guidelines:

(a)	In the event that TeleSign agree in writing to allow Channel Partner to resell TeleSign branded Services, Channel Partner shall be entitled to use TeleSign’s Proprietary Marks as part of such resale of TeleSign branded Services only, provided that Channel Partner shall:

TeleSign Corporation – Confidential	Page 4 of 8

(i)	strictly abide by any marketing guidelines and other instructions issued by TeleSign regarding the use of TeleSign’s Proprietary Marks at all times;

(ii)	obtain TeleSign’s prior written consent before issuing or publishing any new marketing materials, publications, or product documentation that uses any TeleSign Proprietary Marks;

(iii)	only use any approved marketing materials, publications or product documentation for the purpose approved by TeleSign; and

(iv)	cease using any marketing materials, publications or product documentation immediately upon request by TeleSign.

(b)	Other than as set out in section 3.7(a), Channel Partner shall not, without TeleSign’s prior written permission, which TeleSign may withhold in its sole discretion:

(i)	use TeleSign’s Proprietary Marks, order forms or other TeleSign collateral for any purpose;

(ii)	market or sell its services as “TeleSign” services to its Customers. Channel Partner shall market or sell the Services under its own brand to Customers;

(iii)	hold itself out as a representative of TeleSign or related to TeleSign in any capacity; or

(iv)	identify TeleSign as the supplier of the Services to any person.

4.	PRIVACY & DATA PROTECTION

4.1	Data Protection Laws. The Parties have entered into a DPA on *** and EU SCCs on *** and commit to comply therewith.

4.2	Channel Partner Data. TeleSign shall use Channel Partner Data only to provide, maintain, and improve the Services, and in accordance with the Data Processing Addendum. Channel Partner Data, including any Personal Information therein, may be stored and processed in ***. Channel Partner consents to any such transfer and appoints TeleSign to conduct such a transfer on Channel Partner’s behalf in order to provide the Services. Channel Partner acknowledges that as part of the Services, for every Transaction, an assessment is carried out as to the fraud risk of a particular Transaction. Channel Partner consents to the results of each such Transaction, including the telephone number to which such Transaction relates, being re-used by TeleSign for the purposes of future fraud identification and prevention as part of the Services, provided applicable laws allow.

4.3	Consent. Channel Partner shall provide all Users with any disclosure or explanation required by Applicable Laws concerning the Channel Partner’s use of the Services, and obtain, maintain and secure any necessary consent and authorizations from Users that may be required by Applicable Laws in order to authorize TeleSign’s provision of the Services, or otherwise ensure a lawful basis for TeleSign’s provision of the Services and processing of Channel Partner Data, including any Personal Information.

5.	CONFIDENTIALITY

5.1	Confidential Information. As used herein, “Confidential Information” means all confidential and proprietary information of a Party (“Disclosing Party”) disclosed to the other Party (“Receiving Party”) that (a) if disclosed orally is designated as confidential at the time of disclosure, (b) if disclosed in writing is marked as “Confidential” and/or “Proprietary”, or (c) reasonably should be understood to be confidential given the nature of the information and the circumstances of disclosure, including, the terms and conditions of this Agreement (including pricing and other terms reflected in all Channel Partner Orders) and/or of provision of the Services, screen shots of the Services, pricing in proposals, business and marketing materials, technology and technical information, product designs, and business processes. Notwithstanding the foregoing, each Party may disclose the existence and terms of this Agreement, in confidence on terms no less strict than as set out herein, to a potential purchaser of or successor to any portion of such Party’s business resulting from the reorganization, spin-off, or sale of all or a portion of all of the assets of any business, division, or group of such Party. Confidential Information shall not include any information that: (i) is or becomes generally known to the public without breach of any obligation owed to the Disclosing Party; (ii) was known to the Receiving Party prior to its disclosure by the Disclosing Party without breach of any obligation owed to the Disclosing Party; (iii) was independently developed by the Receiving Party without breach of any obligation owed to the Disclosing Party, which can be demonstrated with clear and convincing evidence; or (iv) is received from a third party without breach of any obligation owed to the Disclosing Party.

5.2	Confidentiality. The Receiving Party shall not disclose or use any Confidential Information of the Disclosing Party for any purpose outside the scope of this Agreement, except with the Disclosing Party’s prior written permission. Notwithstanding the foregoing, the Receiving Party may disclose such Confidential Information to those of its employees, contractors and Affiliates who need to know such information for purposes of performing or receiving the Services and certifies that such employees and contractors have agreed, either as a condition of employment or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those in this Agreement. The Receiving Party shall use the same degree of care to protect the Confidential Information as it uses to protect its own information of a confidential and proprietary nature, but in no event shall it use less than a commercially reasonable degree of care.

5.3	Compelled Disclosure. If the Receiving Party is compelled by Applicable Law to disclose Confidential Information of the Disclosing Party, it shall provide the Disclosing Party with prior notice of such compelled disclosure (to the extent legally permitted) and reasonable assistance, at Disclosing Party’s cost, if the Disclosing Party wishes to contest the disclosure.

TeleSign Corporation – Confidential	Page 5 of 8

6.	WARRANTIES, INDEMNITIES, LIABILITY AND TERMINATION

6.1	TeleSign Warranties. TeleSign warrants that the Services will perform materially as described at https://www.telesign.com/services. Channel Partner’s only remedy, for any breach of this warranty will be, at TeleSign’s option and expense, to either (a) repair the Service; (b) replace the Service; or (c) terminate this Agreement with respect to the defective Service, and refund the unused, prepaid Fees for the defective Service during the then-current Term.

6.2	Channel Partner Warranties. Channel Partner warrants and represents that, in the use of the Services, it and every Customer will: (a) comply with the Acceptable Use Policy; (b) use the Services and the Licensed Data in compliance with all Applicable Laws; and (c) obtain and maintain all necessary licenses, consents and permissions necessary for TeleSign to perform its obligations under this Agreement, including the provision of the Services.

6.3	Disclaimers of Warranty. EXCEPT AS PROVIDED FOR HEREIN, THE SERVICES ARE SUBSCRIBED TO CHANNEL PARTNER “AS IS” AND WITH ALL FAULTS. EXCEPT AS PROVIDED FOR HEREIN, TELESIGN DOES NOT MAKE ANY REPRESENTATION AND/OR WARRANTY OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, IN CONNECTION WITH THE SERVICES, OR THE HARDWARE OR SOFTWARE UTILIZED OR ACCESSED IN CONNECTION WITH THE SERVICES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND/OR ANY WARRANTY THAT PROVISION OF THE SERVICES WILL BE UNINTERRUPTED OR ERROR FREE. CHANNEL PARTNER ACKNOWLEDGES THAT TELESIGN SECURES INFORMATION FROM THIRD PARTY SOURCES AND NEITHER TELESIGN NOR ANY OF ITS THIRD PARTY SOURCES WARRANT THAT THE INFORMATION WILL BE ACCURATE OR ERROR FREE. TELESIGN FURTHER DISCLAIMS ALL WARRANTIES NOT EXPRESSLY SET FORTH HEREIN. CHANNEL PARTNER AGREES THAT TELESIGN WILL NOT BE LIABLE FOR ANY CONTENT, INCLUDING BUT NOT LIMITED TO CONTENT THAT IS SENT, RECEIVED, HELD, RELEASED OR OTHERWISE CONNECTED IN ANY RESPECT TO THE SERVICES, CONTENT THAT IS SENT BUT NOT RECEIVED, AND CONTENT SENT USING AND/OR INCLUDED IN THE SERVICES (INCLUDING WITHOUT LIMITATION ANY THREATENING, DEFAMATORY, OBSCENE, OFFENSIVE, OR ILLEGAL CONTENT), OR ANY ACCESS TO OR ALTERATION OF CONTENT.

6.4	TeleSign Indemnity. TeleSign (the “Indemnifying Party”) will defend Channel Partner (the “Indemnified Party”) against any claim brought by an unaffiliated third party to the extent it alleges Channel Partner’s authorized use of the Services infringes a copyright, patent, or trademark or misappropriates a trade secret of an unaffiliated third party.

6.5	IPR Claim. In the defense or settlement of any Claim relating to section 6.4, TeleSign may obtain for Channel Partner the right to continue using the Services, replace or modify the Services so that they become non-infringing or, if such remedies are not reasonably available, terminate this Agreement without liability to Channel Partner. Section 6.4 and this section 6.5 set out the entire liability of TeleSign and the sole remedy of Channel Partner with respect to any such infringement or violation relating to the Services.

6.6	No fault. If the Services are found to violate the Intellectual Property Rights of a third party, TeleSign will have no obligation under section 6.4 for any infringement or violation claim that arises as a result of: (i) Channel Partner’s or any Customer’s use of the Services in breach of the Acceptable Use Policy; (ii) the combination, operation or use of the Services with equipment, software, content, services or data not supplied or recommended by TeleSign in writing; and/or (iii) Channel Partner’s or any Customer’s failure to use updated or modified software provided by TeleSign to avoid an infringement claim or failure to install upgrades or patches in a timely manner.

6.7	Channel Partner Indemnity. Channel Partner (the “Indemnifying Party”) will defend TeleSign (the “Indemnified Party”) against any claim brought by an unaffiliated third party arising from Channel Partner’s use of the Services in breach of this Agreement and/or the Acceptable Use Policy.

6.8	Indemnification procedure. The Parties will defend each other against third-party claims as and to the extent set forth in sections 6.4 and 6.7 (each a “Claim”) and will pay the amount of any resulting adverse final judgment or approved settlement. If any third party makes a Claim, or notifies an intention to make a Claim, the Indemnified Party shall:

(a)	as soon as reasonably practicable, give written notice of the Claim to the Indemnifying Party, specifying the nature of the Claim in reasonable detail;

(b)	not make any admission of liability, agreement or compromise in relation to the Claim without the prior written consent of the Indemnifying Party (such consent not to be unreasonably conditioned, withheld or delayed);

(c)	give the Indemnifying Party and its professional advisers access at reasonable times (on reasonable prior notice) to its premises and its officers, directors, employees, agents, representatives or advisers, and to any relevant assets, accounts, documents and records within the power or control of the Indemnified Party, so as to enable the Indemnifying Party and its professional advisers to examine them and to take copies (at the Indemnifying Party’s expense) for the purpose of assessing the Claim; and

(d)	subject to the Indemnifying Party providing security to the Indemnified Party’s reasonable satisfaction against any claim, liability, costs, expenses, damages or losses which may be incurred, take such action as the Indemnifying Party may reasonably request to avoid, dispute, compromise or defend the Claim.

TeleSign Corporation – Confidential	Page 6 of 8

6.9	Limitation of Liability. OTHER THAN IN RESPECT OF ***, EACH PARTY’S AGGREGATE LIABILITY TO THE OTHER PARTY ARISING FROM OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, UNDER ANY LEGAL THEORY (WHETHER IN CONTRACT, TORT, OR OTHERWISE), WILL IN NO EVENT EXCEED THE TOTAL OF ALL AMOUNTS PAID BY CHANNEL PARTNER TO TELESIGN FOR THE *** PERIOD IMMEDIATELY PRECEDING THE MONTH IN WHICH THE LIABILITY AROSE. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, LOST INCOME, LOST PROFITS, PRESENT AND FUTURE, REGARDLESS OF WHETHER SUCH LIABILITY IS BASED ON BREACH OF CONTRACT, BREACH OF WARRANTY (EXPRESS OR IMPLIED), ACTIVE OR PASSIVE NEGLIGENCE, INTENTIONAL OR UNINTENTIONAL TORT, STRICT LIABILITY, VIOLATION OF STATUTE, ORDINANCE OR REGULATION, FAILURE OF CONSIDERATION, OR OTHER BASIS, ARISING OUT OF THE PROVISION OF THE SERVICES. NOTWITHSTANDING THE FOREGOING, NEITHER PARTY EXCLUDES OR LIMITS LIABILITY TO THE OTHER PARTY FOR: (I) FRAUD OR FRAUDULENT MISREPRESENTATION; (II) DEATH OR PERSONAL INJURY CAUSED BY NEGLIGENCE; (III) INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE; AND/OR (IV) IF SUCH EXCLUSION OR LIMITATION WOULD BE IN BREACH OF ANY APPLICABLE LAW.

6.10	Termination.

(a)	Without affecting any other right or remedy available to it, either Party may terminate this Agreement or any Channel Partner Order with immediate effect by giving written notice to the other Party if the other Party commits a material breach of any term of this Agreement which breach is irremediable or (if such breach is remediable) fails to remedy that breach within a period of *** calendar days after being notified in writing to do so;

(b)	Either Party may terminate this Agreement or any Channel Partner Order for any or no cause with *** days prior written notice.

(c)	The termination of this Agreement shall not release Channel Partner from its obligations and liability to TeleSign with respect to any Fees incurred up to and including the date of termination (whether or not such Fees have been invoiced). Any such amounts shall become immediately due and payable upon termination.

(d)	On termination of this Agreement or any Channel Partner Order for any reason, all licenses granted under this Agreement or such Channel Partner Order shall immediately terminate. Any rights, remedies, obligations or liabilities of the Parties that have accrued up to the date of termination, including the right to payment of Fees incurred and to claim damages in respect of any breach of the Agreement which existed at or before the date of termination shall not be affected or prejudiced.

7.	MISCELLANEOUS PROVISIONS

7.1	Force Majeure. Neither Party shall be liable for any delay or failure in performance due to Force Majeure, which shall mean acts of God, earthquake, labor disputes, changes in law, regulation or government policy, riots, war, fire, flood, insurrection, sabotage, embargo, epidemics, acts or omissions of vendors or suppliers, transportation difficulties, unavailability or interruption or delay in telecommunications or third party Services (including DNS propagation), failure of third party software or hardware or inability to obtain raw materials, supplies, or power used in or equipment needed, or any other event beyond the Parties’ reasonable control, whether similar or dissimilar to the foregoing.

7.2	Assignment & Subcontracting:

(a)	This Agreement may not be transferred or assigned, in whole or in part, by any Party without the prior written authorization of the other Party, which shall not be unreasonably withheld. Notwithstanding the foregoing sentence, either Party may assign and/or novate this Agreement to a successor in interest in the event of a reorganization, merger, consolidation or sale of all of such Party’s assets or stock, except that neither Party may assign this Agreement to any entity that competes, directly or indirectly, with the non-assigning Party without the non-assigning Party’s written prior consent. A Party properly assigning this Agreement will provide notice of such assignment within *** days of the effective date of the assignment.

(b)	Either Party may subcontract its obligations under this Agreement to an Affiliate, provided that the Party remains fully responsible for all acts and omissions of its Affiliates, and for any failure of its Affiliates to comply with all obligations and responsibilities of the Party under this Agreement and any applicable Channel Partner Orders. Nothing in this Agreement creates any contractual relationship between a Party and any Affiliate of the other Party.

7.3	Use of Proprietary Marks. Each Party may use the other Party’s Proprietary Marks on its website and in promotional materials, solely to refer to the Channel Partner’s use of the Services, and only in accordance with any usage guidelines provided by the other Party.

7.4	Waiver and Amendments. No waiver, amendment, or modification of any provision of this Agreement shall be effective unless agreed to by both parties in writing. No failure or delay by either Party in exercising any rights, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy.

7.5	Severability. Should any term of this Agreement be finally determined by a court of competent jurisdiction to be invalid, unenforceable or otherwise contrary to law or equity, the parties agree that such provision shall be construed, limited, modified or, if necessary, severed, to the extent necessary to eliminate its invalidity or unenforceability, and that the other provisions of this Agreement shall remain unaffected. If any part of this Agreement is determined to be invalid or unenforceable pursuant to Applicable Law then the invalid or unenforceable provision will be deemed superseded by a valid, enforceable provision that most closely matches the intent of the original provision and the remainder of this Agreement shall continue in effect.

TeleSign Corporation – Confidential	Page 7 of 8

7.6	Third Party Beneficiaries. Except as expressly provided for herein, the provisions of this Agreement are solely for the benefit of the parties hereto and not for the benefit of any third parties.

7.7	Governing Law; Forum. The laws of Belgium shall exclusively govern this Agreement, without regard to any contrary conflicts of laws principles. In event of a dispute arising under this Agreement, each Party will make reasonable, good-faith efforts to resolve such dispute informally. The parties agree to waive jury trial as to any claim, controversy or dispute arising under or related to this Agreement. All legal disputes arising from this Agreement shall be resolved in the courts of Brussels.

7.8	Headings; Attachments. Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent. The exhibits and attachments attached hereto are incorporated and made a part of this Agreement by this reference.

7.9	Independent Contractor. Each Party is an independent contractor as to each other and no agency, partnership, joint venture or any legal relationship other than that of independent contractor is established by this Agreement.

7.10	Entire Agreement. This Agreement represents the entire Agreement between the parties and supersedes all prior and contemporaneous Agreements and understandings, both oral and written in nature, between the parties relating to the matters contained and set forth within the terms and conditions of this Agreement. The Parties hereby agree to the execution of this Agreement in one or more counterparts, and/or by electronic signature, including the use of the platform and processes of DocuSign, Inc. as may be updated from time to time.

7.11	No impact on other remedies. Except as otherwise expressly provided in this Agreement, each Party’s remedies herein are in addition to any and all rights and remedies available to such Party at law or in equity.

7.12	Notices. Notices shall be in writing and shall be personally delivered, delivered via courier or via certified mail, or by email to the other Party at the address first set forth above, or such new address as may from time to time be designated in writing by a Party. Notices shall be deemed effective upon receipt, or if delivery is not effected by reason of some fault of the addressee, when tendered.

7.13 .	Survival Sections *** shall survive the termination of this Agreement.

7.14	Agreement Terms and Priority. This Agreement shall consist of this Agreement, the Channel Partner Order and all other exhibits, attachments, addenda and amendments hereto. If there is an inconsistency between any of the provisions in those documents, the provisions in the Channel Partner Order shall prevail over all others in respect of the Services governed by such Channel Partner Order, and the provisions in any exhibit (in particular Exhibit B), attachment or addenda shall prevail over the main body of the Agreement. Notwithstanding the foregoing, all provisions in the main Agreement relating to confidentiality, warranties, indemnities, limitation of liability and termination shall apply to all Channel Partner Orders and all exhibits, attachments, addenda and amendments hereto.

IN WITNESS WHEREOF, the parties have executed this Agreement through their authorized representatives.

CHANNEL PARTNER	TELESIGN CORPORATION

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

TeleSign Corporation – Confidential	Page 8 of 8